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                                                                Exhibit 1.6

                                    SPORT
                              SUPPLY GROUP, INC.
--------------------------------------------------------------------------------
            P.O. BOX 7726, DALLAS, TX 75209    PHONE (214)484-9484


                               August 11, 1999


OCM Principal Opportunities Fund, L.P.
c/o Oaktree Capital Management, LLC
333 South Grand Avenue
Los Angeles, California


                          CONFIDENTIALITY AGREEMENT
                          -------------------------

Ladies and Gentlemen:

        Sport Supply Group, Inc. ("SSG") is entering into preliminary discussions with OCM Principal Opportunities Fund, L.P. ("OCM") and its general partner, Oaktree Capital Management, LLC (together with their affiliates controlling or controlled by OCM, the "Company") concerning the Company's potential interest in entering into certain transactions (the "Transactions") including the purchase of an equity interest in SSG currently held by Emerson Radio Corporation ("Emerson"). The Company and SSG understand that in connection with such discussions, SSG may furnish the Company with certain information that is non-public, confidential or proprietary in nature to assist the Company in making an evaluation of the possible Transactions. Each party further acknowledges that neither party has made a decision to approve or consent to any Transactions, and that either party may elect, in its sole discretion, to terminate such discussions at any time, and not to approve or consent to any such Transactions.

        As used herein, "Information" means all oral and written information concerning SSG or concerning any subsidiary (as defined below) or division or stockholder of SSG, which SSG or any of its subsidiaries or representatives (as defined below) provides to the Company or to any "affiliates" (as such term is used in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Company, or to any representatives of the Company or any of their affiliates, together with analyses, compilations, studies, copies, notes or other documents, whether prepared by any party hereto or by others, which contain or otherwise reflect such information, at any time on or after the date hereof. The term Information shall not included such portions of the Information that (i) are or become known or available to the public other than as a result of a disclosure by the Company or any of its representatives or affiliates in breach of this Agreement, or (ii) are or become known or available to the Company on a nonconfidential basis from a source (other than SSG or any of its subsidiaries or representatives) which, to the knowledge of the Company after reasonable inquiry, is not permitted from disclosing such

















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Information to the Company or any of its affiliates or representatives by a legal, contractual, fiduciary or other obligation to SSG or any of its subsidiaries or representatives. The term "subsidiary" of any person shall mean any other person in which such person or any of its subsidiaries owns 50% or more of any class of equity securities. The term "representatives" of any party as used herein shall mean the directors, officers, employees, representatives or agents of such person or any subsidiary of such person including, without limitation, financial advisors, attorneys and accountants. The term "person" as used herein will be interpreted broadly to include, without limitation, any corporation, company, entity, partnership, group or individual. Any reference to "you" herein shall mean the Company as defined herein.

        Accordingly, you hereby agree that:

        1. You and your representatives (i) will use best efforts to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 4 below), without our prior written consent, disclose any Information in any matter whatsoever, (ii) will not knowingly use the Information to the competitive advantage of any person that competes or could reasonably be expected in the future to compete with SSG, in furtherance of the business of any company that competes or could reasonably be expected to compete with SSG, including without limitation any portfolio company that is or becomes an affiliate of the Company, or to the detriment of SSG or any of its subsidiaries (provided that the foregoing shall not prevent the Company from disposing of shares of SSG stock), and (iii) will not use any Information other than in connection with (a) your evaluation of the desirablity of your entering into the Transactions, (b) subject to paragraphs 6 and 8 hereof, your ownership, acquisition or disposition of any SSG securities or your exercise of any rights as a holder of any SSG securities, or (c) subject to paragraphs 6 and 8 hereof, your ownership, acquisition or disposition of any securities other than those of SSG or your exercise of any rights as a holder of any securities other than those of SSG (the foregoing clauses (a)-(c) are collectively referred to herein as the "Authorized Uses"); provided however, you may reveal the Information to your representatives only if (x) they need to know the Information for the Authorized Uses, (y) they are informed by you of the confidential nature of the Information, and (z) they each agree to abide by such terms. You will cause your representatives to observe the terms of this letter agreement, and you will be responsible for any breach of this letter agreement by any of your representatives, as if you had breached this letter agreement.

        2. You and your representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 4 below; provided, however, that you need not comply with paragraph 4 below with respect to filings by you pursuant to the Exchange Act if you are advised by counsel that such filings are required to be made thereunder, and you provide SSG with reasonable prior notice and a copy of such documents prior to filing them) disclose to any person the fact that the Information exists or has been made available, that you are considering the Transactions of any other transaction involving SSG, or that discussions or negotiations are taking or have taken place concerning any Transactions or involving SSG or any term, condition or other fact relating to the Transactions or such discussions or negotiations, including, without limitation, the status thereof.

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        3.      If you determine not to proceed with the Transactions, you will, without unreasonable delay, inform us of that decision and, in that case, and at any time upon our request or the request of any of our representatives, you will promptly deliver to us or destroy upon our request (such destruction to be confirmed in writing), at your own expense, all copies of the written Information in your or your representatives' possession. Notwithstanding the foregoing, any portion of the Information that may be found in analyses, compilations, forecasts, studies or other documents prepared by you or your representatives or affiliates, and any written Information not so requested and returned or destroyed, will be held by you and kept subject to the terms of this Agreement. Except as provided in paragraph 4 below, all retained Information (written or oral) will continue to be subject to this agreement.

        4. In the event that you or any of your representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, subject to applicable law, you will notify us in writing as promptly as possible so that we may seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement. You hereby agree to provide all commercially reasonable cooperation with any efforts to obtain such a protective order. In the event that no such protective order or other remedy is obtained, or that we waive compliance with the terms of this letter agreement, you will furnish only that portion of the Information which you are advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

        5. You and your representatives (i) acknowledge that neither we, nor any of our subsidiaries or representatives, make any representation or warranty, either express or implied, as to the accuracy or completeness of any Information and (ii) agree that neither we, nor any subsidiary or representative of ours, shall have any liability to you or any of your representatives or affiliates on any basis (including, without limitation, in contract, tort, under federal or state securities laws or otherwise) as a result of our providing the Information to you or for any errors in the Information or omissions therefrom, or your use of the Information. You further agree that you are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive written agreement with respect to the Transactions, subject to such limitations and restrictions as may be contained therein, and that only such written representations and warranties will have any legal effect.

        6. You and your representatives acknowledge that you are, and your representatives and affiliates who are informed as to the matters that are the subject of this agreement will be, (i) aware that the United States securities laws may prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) familiar with the Exchange Act and the rules and regulations promulgated thereunder to the extent they relate to the matters referred to in this paragraph 6. You and your representatives agree you will not use or cause any third party to use, and you will use reasonable efforts to assure that none of your representatives or affiliates will use or cause any third party to use, any

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Information in contravention of the United States securities laws, including the Exchange Act or any rules and regulations promulgated thereunder or any state securities laws.

        7. In consideration for our furnishing you with the Information, you and your representatives agree that for a period of one year from the date of this Agreement, neither you nor any of your representatives or affiliates will, without our prior written consent (other than as set forth in any definitive agreement with respect to the proposed Transactions), use the Information to solicit any employee of SSG or any of its subsidiaries, or any person who was an employee of SSG within six (6) months of the date you propose to hire such person, or solicit, encourage or induce any of our customers or suppliers to cease or change the level or manner of doing business with us or our subsidiaries. For the purposes of this paragraph 7, prohibited solicitations shall not be deemed to include general advertisements or general solicitations of employees, customers or suppliers.

        8. You agree that, if the Transactions are not consummated on substantially the same terms as set forth in the Letter of Intent, dated August 3, 1999, by and among Emerson, Geoffrey P. Jurick and the Company, and the Option Agreement, dated July 16, 1999, by and among Petra Stelling, Fidenas International Bank Limited, Barclays Bank PLC and the Company, then for a period of eighteen (18) months from the date of this Agreement, unless specifically consented to in writing by SSG's Board of Directors, you will not, and will cause each of your affiliates (as such term is defined under the Exchange Act) not to, in any manner, directly or indirectly, (i) acquire, by purchase or otherwise (including, without limitation, any option or similar arrangement), any equity securities representing greater than 3% of the issued and outstanding equity securities, or a substantial portion of the assets, of SSG or any of our subsidiaries; (ii) make, effect, propose or commence any tender or exchange offer, merger or other business combination involving SSG or any of our subsidiaries; (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of SSG or any of our subsidiaries (provided however that this clause (iii) shall not prevent the Company from voting any SSG voting securities owned or controlled by the Company); or (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of SSG.

        9. You and your representatives also agrees that, for a period of eighteen (18) months from the date of this Agreement, you shall not, and shall cause each of your representatives and affiliates not to say, publish or do anything that casts us or any of our affiliates (including, without limitation, successors, assigns, officers, directors or employees), any of our products or the industry or our management or any of our affiliates in an unfavorable light, or disparage or injure our or any of our affiliates' goodwill, business reputation or relationship, with existing or potential suppliers, vendors, customers, employees, contractors, investors or the financial community in general, or the goodwill or business reputation of any of our affiliates, employees, former employees, officers, directors, consultants, representatives or contractors.


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        10.       You acknowledge and agree that you or your representatives'
failure or threatened failure to comply with this letter agreement will cause irreparable injury to us for which damages, even if available, will not be an adequate remedy. Accordingly, without prejudice to any other rights and remedies otherwise available to us, you consent and agree to the issuance of injunctive relief in our favor without proof of actual damages to compel specific performance of your and your representatives' obligations and to the granting of the remedy of specific performance of your and your representatives' obligations under this letter agreement.

        11. You agree that no failure or delay by us in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

        12. This agreement constitutes the entire agreement between us with regard to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral, relating to the subject matter hereof. No modification, amendment or waiver shall be binding without the written consent of the parties hereto. If one or more provisions of this agreement shall be held unenforceable, invalid, or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other provision of this agreement, which shall be construed as if such unenforceable, invalid, or illegal provision had never been a part hereof.

        13. This agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles thereof. Each party agrees that any action or proceeding arising out of or related in any way to this agreement shall be brought solely in a court of competent jurisdiction sitting in Dallas, Dallas County, Texas. Each party hereby irrevocably and unconditionally consents to the jurisdiction of any such court and hereby irrevocably and unconditionally waives any defense of an inconvenient forum to the maintenance of any action or proceeding in any such court, any objection to venue with respect to any such action or proceeding and any right of jurisdiction on account of the place of residence or domicile of any party thereto.

        14. This agreement shall inure to the benefit of and be binding upon our respective successors and assigns, as well as any person that may acquire, after the date hereof, any subsidiary or division of SSG with respect to Information concerning the business or affairs of such subsidiary or division. Any person who at any time after the date hereof becomes an affiliate or representative of any of us shall be deemed to be the affiliate or representative of such party for the purposes of this agreement, regardless of whether such person was an affiliate or representative on the date hereof; all references to affiliates or subsidiaries contained in this agreement shall apply with equal force and effect to any and all representatives of such referenced affiliates or subsidiaries.

        15. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement.


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                                 Very truly yours,


                                 Sport Supply Group,Inc.



                                 By: /s/ Terrence M. Babilla
                                 ----------------------------
                                 Name:   Terrence M. Babilla
                                 Title:  Executive Vice President



Accepted and Agreed to
this 11th day of August 1999:

OCM Principal Opportunities Fund, L.P.

By:  Oaktree Capital Management, LLC
     Its General Partner


     By: /s/ Michael P. Harmon
     --------------------------
     Name:  Michael P. Harmon
     Title: Vice President


     By: /s/ Kenneth Liang
     ----------------------
     Name:  Kenneth Liang
     Title: General Counsel/Managing Director





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